Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(5,431,982)
Unrealized Gain (Loss) on Market Value of Commodity Futures	8,051,164
Dividend Income	128,515
Interest Income	170,906
ETF Transaction Fees	350
Total Income (Loss)	$2,918,953

Expenses
General Partner Management Fees	$43,789
Professional Fees	11,117
Brokerage Commissions	5,768
Directors' Fees and insurance	1,165
License fees	1,094
Total Expenses	$62,933
Net Income (Loss)	$2,856,020

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/25	$90,202,960
Withdrawals ((50,000) Shares)	(3,072,247)
Net Income (Loss)	2,856,020

Net Asset Value End of Month	$89,986,733
Net Asset Value Per Share (1,400,000 Shares)	$64.28

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596